April 24, 2009



Midas Family of Funds
11 Hanover Square
New York, NY  10005


        RE:  Sixth Amendment to Uncommitted Secured Redemption Facility


Ladies and Gentlemen:

         Pursuant to an amended and restated loan agreement dated July 18, 2003 (as amended, the "Loan Agreement"), State Street Bank and Trust Company (the "Bank") has made available a $25,000,000 uncommitted secured redemption line of credit (the "Uncommitted Line") to the Midas Fund, Inc., Midas Special Fund, Inc., and Midas Dollar Reserves, Inc., each a Maryland corporation (each, a "Borrower"), as indicated on the Appendix I attached to the Loan Agreement. Obligations of the Borrowers with respect to loans made pursuant to the Uncommitted Line are evidenced by an amended and restated promissory note in the original principal amount of $25,000,000 dated as of April 27, 2007 (the "Existing Note"), and are secured by all Collateral as described in several mutual fund security agreements executed prior to the date hereof between each of the Borrowers, on the one hand, and the Bank, on the other (each, a "Security Agreement"). Capitalized terms not hereinafter defined shall have the same meanings as described in the Loan Agreement.

         The Borrowers have requested, and the Bank has agreed, to extend the Uncommitted Line for an additional 364-day period from the date hereof and to otherwise amend the Loan Agreement and related documents as set forth below. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers and the Bank hereby agree as follows:

       I. Waiver and Amendments to Loan Agreement and Note

         1. The Borrowers have informed the Bank that, effective December 29, 2008 pursuant to shareholder approval, a certain fundamental investment objective and certain investment policies of Midas Dollar Reserves, Inc., which changed its name to Midas Perpetual Portfolio, Inc. in connection therewith, changed as described more fully in the Proxy Statement of such Borrower dated November 6, 2008 (the "Proxy"). Section II(1)(c)(v) of the Loan Agreement prohibits a change of fundamental investment objectives and investment restrictions without the Bank's consent. Accordingly, pursuant to the receipt by the Borrowers of requisite shareholder approval in accordance with the Proxies, the Bank hereby waives the provisions of such Section II(1)(c)(v) of the Loan Agreement solely for purposes of consenting to such changes in the fundamental investment objective and fundamental investment policies as described in the Proxy. The foregoing waiver and consent by the Bank shall not constitute a waiver of any other provision of the Loan Documents other than as specifically described herein and shall not obligate the Bank to consent to any further waiver or amendment of Section II(1)(c)(v) of the Loan Agreement for any other or future matters. The Appendix I to the Loan Agreement is hereby deleted in its entirety and the Appendix I attached hereto is substituted therefor in order to reflect the name change of Midas Dollar Reserves, Inc. to Midas Perpetual Portfolio, Inc. Furthermore, the Note is hereby amended by deleting the reference to "Midas Dollar Reserves, Inc." therein and substituting "Midas Perpetual Portfolio, Inc." thereof.

          2. Section I.1 of the Loan Agreement is hereby amended by deleting the first sentence in its entirety and substituting the following therefor: "The Uncommitted Line shall expire on April 23, 2010 (the "Expiration Date"), unless extended in the discretion of the Bank or terminated by the Borrowers as provided herein."

         3. Section I.4 of the Loan Agreement is hereby amended by deleting the first sentence in its entirety and substituting the following therefor:
"Principal on each outstanding Loan shall bear interest at a variable rate per annum equal the Overnight Rate plus 1.25%."

         4. Section II.13 of the Loan Agreement is hereby amended by adding the following new definitions thereto in correct alphabetical order:

                  "LIBOR Business Day" shall mean any Business Day on which commercial banks are open for international business (including dealings in United States dollar deposits) in London.

                   "Overnight LIBOR Rate" shall mean the LIBOR fixing for United States dollars, for a period to maturity of one LIBOR Business Day, as reported by Bloomberg as the ask rate on the BTMM Page, and if such rate is then unavailable on Bloomberg, then Overnight LIBOR Rate shall mean the LIBOR fixing for United States dollars, for a period to maturity of one LIBOR Business Day as reported by Reuters as the ask or offered rate on the LIBOR01 Page, and if such rate is then unavailable, then Overnight LIBOR Rate shall mean the rate of interest per annum quoted by the Bank to leading banks in the London interbank market as the rate at which the Bank is offering United States dollar deposits in an amount equal to $1,000,000 with a maturity of one LIBOR Business Day.

                  "Overnight Rate" shall mean, as of any day, the higher of (a) the Federal Funds Rate as in effect on that day and (b) the Overnight LIBOR Rate as in effect on that day.

         5. Section II.13. of the Loan Agreement is hereby amended by restating the following definitions appearing therein to read in their respective entireties as follows:

                "Federal Funds Rate" shall mean, at the relevant time of reference thereto, the rate that appears on Bloomberg page BTMM, as quoted by Garban Limited, as of 9:30 a.m. (Boston time), as the "Federal Funds Ask" rate, or, if unavailable, the quotation received by the Bank from a federal funds broker of recognized standing as selected by the Bank in its reasonable discretion.

                "Borrowing Base" shall mean, with respect to any Borrower, for Loans to such Borrower constituting "purpose credit" or otherwise subject to the requirements of Federal Reserve Board Regulation U, the maximum advance rate applicable to the Eligible Collateral so that the Bank remains in compliance with the terms of such Regulation U after giving effect to the making of such Loan (it being understood that, unless the Bank notifies such Borrower to the contrary, the good faith loan value of each type of Eligible Collateral not constituting "margin stock" under such Regulation U shall be the market value thereof multiplied by the applicable Advance Rate set forth below), and in all other cases the aggregate of the product of the following advance rates times the current market value of the following types of Eligible Collateral of such Borrower:

                ADVANCE RATE                  COLLATERAL TYPE

                90%                           United States, United Kingdom,  German,  French, Dutch and Japanese government and government  agency  securities and commercial  paper rated not less favorably than
                                              A1 by Standard & Poor's or P1 by Moody's Investor Services.

                80%                           Bonds issued by entities located in the United States, United Kingdom, Germany,
                                              France, the Netherlands and Japan, rated not less favorably than BBB- by Standard &
                                              Poor's or Baa3 by Moody's Investor Services; all commercial paper rated A2 by
                                              Standard & Poor's or P2 by Moody's Investor Services.


                50%                           Equity  securities  (including  American  depository  receipts)  traded  on  major
                                              United  States,  United  Kingdom,   French,   German,  Dutch,  Japanese  or  other
                                              investment grade OECD country exchanges.

                65%                           Bonds issued by entities located in the United States, United Kingdom, Germany, \
                                              France, the Netherlands and Japan, rated not less favorably than BB (but not BBB- or higher) by Standard & Poor's or Ba2 (but not Baa3 or higher) by Moody's Investor
                                              Services.

                50%                           Bonds issued by entities  located in the United States,  United Kingdom,  Germany,
                                              France,  the  Netherlands  and Japan,  rated not less favorably than B (but not BB or  higher)  by  Standard  &  Poor's  or B2 (but  not Ba2 or  higher)  by  Moody's
                                              Investor Services.

                50%                           Bonds  issued by  entities  located  in any OECD  country  (other  than the United
                                              States,  United  Kingdom,  Germany,  France,  the Netherlands and Japan) rated not less  favorably  than  BBB- by  Standard  &  Poor's  or Baa3 by  Moody's  Investor
                                              Services.

                The Bank's determination as to the eligibility or appropriate collateral type and market value of such Eligible Collateral shall be definitive absent manifest error, and the Bank may change the advance rates as described above upon notice to the Borrowers. The Bank will exclude from calculation of the Borrowing Base: (i) that portion of the current market value of any single item of Eligible Collateral, or items of Eligible Collateral from any single issuer, in either case comprising investment grade bonds (other than obligations of the United States government or its agencies or instrumentalities) or equity securities which exceeds 20% of the aggregate market value of all then Eligible Collateral and (ii) that portion of the current market value of any single item of Eligible Collateral, or items of Eligible Collateral from any single issuer, in either case comprising bonds rated below investment grade which exceeds 10% of the aggregate market value of all then Eligible Collateral. The Eligible Collateral will be valued daily at current market value by independent pricing sources mutually acceptable to both the Bank and the Borrower. In the event that the Standard & Poor's and Moody's Investor Services rating on an item of collateral shall differ, the lower of the two ratings shall be used in determining the applicable Advance Rate.

                          "Eligible Collateral" shall mean the following types
                of securities owned by any Borrower in which the Bank in each case has a valid perfected first priority security interest and assignment under the applicable Security Agreement of such Borrower, and which in each case is held by the Bank (as Custodian) and which is subject to no other security interest, lien, claim or other charge or encumbrance except as permitted hereby: (a) OECD country equity securities (including American depository receipts), excluding non-investment grade member OECD countries, traded on major exchanges with a per share value in excess of US$8.00 per share (or equivalent), (b) United States, United Kingdom, German, French, Dutch, and Japanese government and government agency securities, and (c) bonds and commercial paper rated by Moody's Investor Services and Standard & Poor's.

          6. Each of the Exhibit B and the Exhibit C attached to the Loan Agreement is hereby deleted in its entirety and the Exhibit B and Exhibit C attached hereto are substituted, respectively, therefor.

         II.      Condition to Effectiveness

         As a condition precedent to the effectiveness of this letter agreement, the Borrowers shall pay to the Bank for their own account a $7,500 non-refundable fee for renewing the Uncommitted Line, which fee shall be fully earned by the Bank upon the date of this letter agreement.

         III.     Miscellaneous

          1. Other than as amended hereby, all terms and conditions of each of the Loan Agreement and the other Loan Documents are ratified and affirmed as of the date hereof in order to give effect to the terms thereof. Without limiting the generality of the foregoing, each of the Borrowers hereby ratifies and affirms its obligations under its respective Security Agreement, and hereby agrees that the pledges and security interests granted by it in the Collateral described therein shall continue to secure its obligations to the Bank under the Loan Documents, as amended hereby.

          2. Each of the Borrowers represents and warrants to the Bank as follows: (a) no Default has occurred and is continuing on the date hereof under the Loan Agreement; (b) each of the representations and warranties contained in
Section II(2) of the Loan Agreement is true and correct in all material respects on and as of the date of this letter agreement; (c) the execution, delivery and performance of this letter agreement, of the Loan Agreement, as amended hereby, the Security Agreement, and of each other Loan Document to which it is a party (collectively, the "Amended Documents"): (i) are, and will be, within such Borrower's power and authority, (ii) have been authorized by all necessary proceedings, (iii) do not, and will not, require any consents or approvals, including from any governmental authority, other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the by-laws, certificate or articles of incorporation or organization or other organizational documents of such Borrower or any law, rule or regulation applicable to such Borrower, and (v) do not constitute a default under any other agreement, order or undertaking binding on such Borrower; and
(d) each of the Amended Documents constitutes the legal, valid, binding and enforceable obligation of such Borrower, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         3. This letter agreement shall be deemed to be an instrument under seal to be governed by the laws of The Commonwealth of Massachusetts.

         4. This letter agreement may be executed in counterparts each of which shall be deemed to be an original document.


                  [Remainder of Page Intentionally Left Blank]

         If the foregoing is acceptable to you, please have an authorized officer of each Borrower execute this letter agreement below where indicated and return the same to the undersigned.


                           Very truly yours,

                           STATE STREET BANK AND TRUST COMPANY


                           By: /s/Christopher Ducar
                               ---------------------------------
                               Christopher Ducar, Vice President


Acknowledged and Accepted:

MIDAS FUND, INC.


By: /s/John F. Ramirez
    ------------------------------
Name:  John F. Ramirez
Title: Vice President

MIDAS SPECIAL FUND, INC.


By: /s/John F. Ramirez
    ------------------------------
Name:  John F. Ramirez
Title: Vice President

MIDAS PERPETUAL PORTFOLIO, INC. (FORMERLY, MIDAS DOLLAR RESERVES, INC.)


By: /s/John F. Ramirez
    ------------------------------
Name:  John F. Ramirez
Title: Vice President

                                   APPENDIX I



                         Borrower                                             Investment Adviser
----------------------------------------------------------- --------------------------------------------------------
Midas Fund, Inc.                                            Midas Management Corporation
Midas Special Fund, Inc.                                    Midas Management Corporation
Midas Perpetual Portfolio, Inc. (formerly, Midas Dollar     Midas Management Corporation
Reserves, Inc.)
----------------------------------------------------------- --------------------------------------------------------

                                    EXHIBIT B

                           UNCOMMITTED CREDIT FACILITY
                          ADVANCE/PAYDOWN REQUEST FORM

DATE:
                 --------------------------------------------------------------

TO:              STATE STREET BANK AND TRUST COMPANY
                 --------------------------------------------------------------

ATTN:            LOAN OPERATIONS CUSTOMER SERIVCE UNIT
                 telephone (617) 937-8806 or (617) 937-8808, fax (617) 937-6677
                 --------------------------------------------------------------

FROM:            [BORROWER]
                 --------------------------------------------------------------
                 FUND # (__________________)         DDA # (_________________)

         In connection with the loan agreement with respect to the Uncommitted Secured Redemption Facility dated ________________ , as amended, and all related documents currently in effect with State Street Bank and Trust Company (collectively, the "Agreement"), please increase or reduce the outstanding balance of $________________ by $________________ on ______[insert date]__________on behalf of [Borrower]. The Loan should be recorded on the books of the Borrower with the Bank and interest payable to the Bank should be recorded at the agreed upon rate.

This request is (check one): ___ a Loan ___ a Paydown ___ Overnight Rate Loan Rollover

(Each request must be greater than or equal to $10,000, other than a full repayment of all Loans.)

Further, the Borrower hereby represents and warrants that:

1. the proceeds of the Loan shall be used in conformance with the usage specified in the Agreement, and no event of default has occurred thereunder;

2. the Borrower is in compliance with all the terms and conditions in the Agreement and will remain in compliance therewith after giving effect to the making of the requested Loan; and

3. The following amounts and statements are true and correct after giving effect to the requested Loan:

     (a) Principal balance outstanding to the Borrower under this credit facility (after giving effect
         to the requested Loan):                             $_________________

     (b) Principal balance outstanding to the Borrower under the Committed Secured Leveraging
         Facility:                                           $_________________

     (c) Aggregate Loans outstanding [(a) plus (b)]:         $_________________

     (d) Total assets of the Borrower (after giving
         effect to the requested Loan):                      $_________________

     (e) Total liabilities of the Borrower
           (other than Indebtedness for borrowed money):     $_________________

     (f) Value of assets pledged to, or otherwise segregated for the benefit of, a party other
         than the Bank:                                      $_________________

     (g) The amount equal to [(d) minus (e) minus (f)]:      $_________________

     (h) 20% of the amount set forth in (g) above:           $_________________

     (i) The amount set forth on line No. 9 of Annex I
         to Borrowing Base Certificate dated ____:           $_________________

(j) The amount set forth in (a) above does not exceed in the aggregate outstanding to any one Borrower $25,000,000.

(k) The amount set forth in (c) does not exceed the least of (i) the amount set forth in (i) above, (ii) the amount set forth in (h) above, (iii) the Prospectus limitation for the Borrower, and (iv) any other limitation on borrowing imposed upon the Borrower by any other entity as outlined in the Agreement.

(l) The aggregate principal balance outstanding to all Borrowers under this credit facility does not exceed $25,000,000.

4. The undersigned is a duly authorized officer of the Borrower with authority to execute and deliver this document to the Bank and request the Loan described herein on behalf of the Borrower.

                           By:
                                         --------------------------------------
                           Name:
                                         --------------------------------------
                           Title
                                         --------------------------------------
                           Date:
                                         --------------------------------------

                                    EXHIBIT C

                                    FORM OF
                           BORROWING BASE CERTIFICATE


                                     [Date]

State Street Bank and Trust Company
100 Huntington Avenue, Tower 2, Floor 4
Boston, MA  02116
Attn: LOAN OPERATIONS CUSTOMER SERIVCE UNIT
Facsimile: (617) 988-6677


Ladies and Gentlemen:

           Reference is hereby made to the loan agreement dated July 18, 2003 (as amended and in effect form time to time, the "Agreement"), by and among Midas Fund, Inc., Midas Special Fund, Inc., Midas Perpetual Portfolio, Inc. (formerly Midas Dollar Reserves, Inc.), and State Street Bank and Trust Company. Capitalized terms used herein and not otherwise defined shall have the meanings as set forth in the Agreement.

           This Borrowing Base Certificate is delivered to you pursuant to the terms of the Agreement. The undersigned hereby certifies to you that he/she is an authorized signatory and attached hereto as Annex I is a true and accurate calculation of the Borrowing Base of ______________________ [BORROWER NAME] as at the end of ___________________[INSERT DATE], determined in accordance with the requirements of the Agreement. Without limiting the foregoing, the assets of the undersigned Borrower included in the calculation of the Borrowing Base set forth on Annex I consist solely of Eligible Collateral of such Borrower (a) in which the Bank in each case has a valid perfected first priority security interest and assignment under the applicable Security Agreement of such Borrower, and which in each case is held by the Bank (as Custodian) and which is subject to no other security interest, lien, claim or other charge or encumbrance except as permitted by the Agreement, and (b) without limiting the generality of clause (a), which has in each case been listed specifically in a currently effective Collateral Notice simultaneously (or previously) delivered by such Borrower to the Bank pursuant to the terms of the applicable Security Agreement of such Borrower and not yet been released by the Bank from the pledge effected by the delivery of such Collateral Notice.



                                                   Very truly yours,

                                                   ----------------------------
                                                  [BORROWER NAME]


                                                   By:  _______________________

                                                   Title:  ____________________
                                                       Authorized Signatory

                                     Annex I
                          to Borrowing Base Certificate

                                  As of: [Date]

                                                              Column I                      Column II

                                                              Market Value of               Discounted Market Value of
      Types of Collateral                                     Eligible Collateral           Eligible Collateral
1.    United States, United Kingdom, German, French, Dutch and Japanese
      government and government agency securities and commercial paper rated not less favorably than A1 by Standard & Poor's ("S&P") or P1 by Moody's
      Investor Services
      ("Moody's):                                             $_____________

      Multiplied by 90%:                                                                    $_____________

2.    Bonds issued by entities located in the United States, United Kingdom,
      Germany, France, the Netherlands and Japan rated not less favorably than
      BBB- by S&P or Baa3 by Moody's; all commercial paper rated A2 by S&P or P2 by Moody's:
                                                              $-------------
      Multiplied by 80%:
                                                                                            $-------------

3.    Equity securities (including American depository receipts) traded on major stock exchanges in the United States, United Kingdom, Germany, France, the
      Netherlands, Japan and other investment grade OECD countries, having a market
      value equivalent in each instance of not less           $_____________
      than $8 per share:
                                                                                            $-------------
      Multiplied by 50%:

4.    Bonds issued by entities located in the United States, United Kingdom,
      Germany, France, the Netherlands or Japan rated not less favorably than BB
      (but not BBB- or higher) by S&P or Ba2
      (but not Baa3 or higher) by Moody's:                    $_____________

      Multiplied by 65%:                                                                    $_____________

5.    Bonds issued by entities located in the United States, United Kingdom,
      Germany, France, the Netherlands and Japan, rated not less favorably than
      B (but not BB or higher) by S&P or B2 (but
      not Ba2 or higher) by Moody's:                          $_____________

      Multiplied by 50%:                                                                    $_____________

[PG NUMBER]


                                                              Column I                     Column II

                                                              Market Value of              Discounted Market Value of
      Types of Collateral                                     Eligible Collateral          Eligible Collateral
6.    Bonds issued by entities located in any OECD country (other than the
      Untied States, United Kingdom, Germany, France, the Netherlands and Japan)
      rated not less favorably than BBB- by S&P
      or Baa3 by Moody's:                                     $_____________

      Multiplied by 50%:                                                                   $_____________

7.       Total Eligible Collateral:                           $_____________               $_____________

8.    Issuer Diversification Adjustment: (does not apply to securities that are obligations of the United States government or its agencies or instrumentalities):
      That portion of the value of any single item of investment grade or equity
      Eligible Collateral, or items of investment grade or equity Eligible
      Collateral from any single issuer, in either case which exceeds 20% of the value of Total Eligible Collateral (line 7, column I above); plus that portion of the value of any single item of non-investment grade Eligible
      Collateral, or items of non-investment grade Eligible Collateral from any single issuer, in either case which exceeds 10% of the value of Total
      Eligible Collateral
      (line 7, column I above):                                                            $_____________

9.       Borrowing Base
      ((line 7, Column II minus line 8):                                                   $_____________



Footnote:
* If both Standard and Poor's and Moody's Investor Services provide a rating for the same security, the lower of the two ratings will be used to determine the Advance Rate.